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[LOGO] BANK OF AMERICA                                   AMENDMENT TO DOCUMENTS
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              AMENDMENT NO. 1 TO BUSINESS LOAN AGREEMENT

     This Amendment No. 1 (the "Amendment") dated as of May 7, 1998, is between Bank of America National Trust and Savings Association (the "Bank") and The Wet Seal, Inc. (the "Borrower").


                                      RECITALS

     A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of March 9, 1998 (the "Agreement").

     B.   The Bank and the Borrower desire to amend the Agreement.


                                     AGREEMENT

     1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

     2.   AMENDMENTS. The Agreement is hereby amended as follows:

          2.1 In Subparagraph 1.5(iv) of the Agreement, the amount "TWENTY MILLION DOLLARS ($20,000,000)" is substituted for the amount "EIGHT MILLION DOLLARS ($8,000,000)."

          2.2 Paragraph 1.5(g) of the Agreement is amended to read in its entirety as follows:

               "(g)  to pay the Bank a non-refundable fee equal to one of the following percentages of the outstanding undrawn amount of each standby letter of credit, as applicable: 1.50% per annum if the face amount of the letter of credit is less than One Million Dollars ($1,000,000); 1.25% per annum if the face amount of the letter of credit is equal to or greater than One Million Dollars ($1,000,000) but less than Ten Million Dollars ($10,000,000); and 0.875% per annum if the face amount of the letter of credit is equal to or greater than Ten Million Dollars (10,000,000). Each fee will be payable annually in advance, calculated on the basis of the face amount outstanding on the day the fee is calculated, provided, that in no event shall the fee payable with respect to any standby letter of credit be less than $400 per annum. If there is a default under this Agreement, at the Bank's option, the amount of the fee shall be increased by 2.00% per annum over the fee that would otherwise be applicable, effective starting on the day the Bank provides notice of the increase to the Borrower."

     3. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

          This Amendment is executed as of the date stated at the beginning of this Amendment.


BANK OF AMERICA
NATIONAL TRUST AND SAVINGS ASSOCIATION       THE WET SEAL, INC.



X  /s/ Julie R. Weis                         X /s/ Ann Cadier Kim
 ----------------------------------           ----------------------------
BY: JULIE R. WEIS, VICE PRESIDENT            BY: ANN CADIER KIM
                                                 VP OF FINANCE


                                             X /s/ Edmond Thomas
                                              ----------------------------
                                             BY: EDMOND THOMAS
                                                 PRESIDENT & COO
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